UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AFFIRMATIVE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2770432
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

4450 Sojourn Drive, Suite 500

Addison, Texas 75001

(Address, including zip code, of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-113793

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the registrant’s Common Stock, par value $0.01 per share, is set forth under the heading “Description of Capital Stock” in the prospectus included in the registrant’s Registration Statement on Form S-1 (File No. 333-113793), originally filed with the Securities and Exchange Commission on March 22, 2004, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description of Document

3.1*	Amended and Restated Certificate of Incorporation of Affirmative Insurance Holdings, Inc.

3.2*	Amended and Restated Bylaws of Affirmative Insurance Holdings, Inc.

4.1*	Form of Common Stock Certificate.

4.2*	Form of Registration Rights Agreement between Affirmative Insurance Holdings, Inc. and Vesta Insurance Group, Inc.

*	Filed as an exhibit of the same number to the registrant’s Registration Statement on Form S-1 (File No. 333-113793) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 10, 2004

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By:	/S/ THOMAS E. MANGOLD
Thomas E. Mangold Chief Executive Officer, President and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1*	Amended and Restated Certificate of Incorporation of Affirmative Insurance Holdings, Inc.

3.2*	Amended and Restated Bylaws of Affirmative Insurance Holdings, Inc.

4.1*	Form of Common Stock Certificate.

4.2*	Form of Registration Rights Agreement between Affirmative Insurance Holdings, Inc. and Vesta Insurance Group, Inc.

*	Filed as an exhibit of the same number to the registrant’s Registration Statement on Form S-1 (File No. 333-113793) and incorporated herein by reference.